Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Financial Holdings, Inc. and Subsidiaries:

We have issued our reports dated December 11, 2009, with respect to the consolidated financial statements and  internal control over financial reporting, included in the Annual Report of First Financial Holdings, Inc. on Form 10-K for the year ended September 30, 2009.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Financial Holdings, Inc. on Forms S-8 (File No. 333-57855, No. 333-49275, No. 333-60038, No. 333-119289, No. 333-143011, and No. 333-22807) and on Form S-3 (File No. 333-154722 and No. 333-156503).

/s/ GRANT THORNTON LLP

Raleigh, North Carolina
December 11, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Financial Holdings, Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statements (Nos. 333-57855, 333-49275, 333-60038, 333-119289, 333-143011, and 333-22807) on Form S-8 and the registration statements (Nos. 333-154722 and 333-156503) on Form S-3 of First Financial Holdings, Inc. and Subsidiaries of our report dated December 14, 2007, with respect to the consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows of First Financial Holdings, Inc. and Subsidiaries for the year ended September 30, 2007, which appears in the September 30, 2009 annual report on Form 10-K of First Financial Holdings, Inc.

Our report refers to the fact that First Financial Holdings, Inc. adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment to FASB Statements No. 87, 88, 106, and 132(R), effective September 30, 2007.

/s/ KPMG LLP

Raleigh, North Carolina
December 14, 2007